Exhibit 99.1

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Conference Call Transcript DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call Event Date/Time: Apr. 26. 2007 / 3:00PM ET

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

Shona Bedwell

Duke Realty Corporation - IR

Denny Oklak

Duke Realty Corporation - Chairman & CEO

Matt Cohoat

Duke Realty Corporation - EVP & CFO

Bob Chapman

Duke Realty Corporation - Senior EVP,  Real Estate Operations

CONFERENCE CALL PARTICIPANTS

Steven Rodriguez

Lehman Brothers - Analyst

Sloan Bohlen

Goldman Sachs - Analyst

Lou Taylor

Deutsche Bank - Analyst

Matt Ostrower

Morgan Stanley - Analyst

Ross Nussbaum

Banc of America Securities - Analyst

Michael Bilerman

Citigroup - Analyst

Michael Knott

Green Street Advisors - Analyst

Chris Pike

Merrill Lynch - Analyst

James Feldman

UBS - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Duke Realty quarterly earnings conference call. At this time all participants are in a listen-only mode. Later we will conduct a question-and-answer session. Instructions will be given at that time. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded. I would now like to turn the conference over to Ms. Shona Bedwell. Please go ahead.

Shona Bedwell  — Duke Realty Corporation - IR

Thank you, Paul. Good afternoon, and welcome to our quarterly conference call. Joining me today is Denny Oklak, Chairman and Chief Executive Officer; Matt Cohoat, Executive Vice President and Chief Financial Officer; Bob Chapman, Senior Executive Vice President of Real Estate Operations; and Randy Henry, Assistant Vice President of Investor Relations. Before we make our prepared remarks, let me remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification as a REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity capital markets, and also other risks inherent in the real estate

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

business. For more information about those risk factors, we would refer you to our 10-K that we have on file with the SEC dated March 6th, 2006. And now, for our prepared statement, I’ll turn it over to Denny Oklak.

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Thank you, Shona. Good afternoon, everyone. Thank you for joining us today. FFO per share for the quarter was $0.62 per share, $0.07 above the top end of our guidance. We exceeded our guidance as a result of accelerated closings of some of the held for sale properties and land sales. In addition, we are very pleased with the solid operating metrics on our core business. Our stabilized in-service occupancy decreased slightly during the quarter from 95.3% to 94.8%. Most of this decrease came from the bulk industrial side. Our bulk leasing volume for the quarter was a little low, a little on the low side from a historical perspective. However, we’re not overly concerned about the bulk product because we are 96.1% leased on our 67 million square feet of stabilized in-service bulk product. Our same property in the bulk properties was 6.2% for the quarter. And we obtained a 7.5% growth in net effective rent in our bulk renewals for the quarter. The volume of deals in the pipeline is also very solid.

The office activity continues to be good. During the quarter we signed three leases on entire buildings with single tenants. In Cincinnati, we signed 135,000 square foot lease with AK Steel for our entire CenterPoint 5 building which was under construction on a speculative basis. In Nashville, we signed 121,000 square foot lease with a yet to be announced tenant for our entire Aspen Grove Office Center, which was also under construction on a speculative basis. And finally, we signed 110,000 square foot lease with TASC, a subsidiary of Northrop Grumman, for a build-to-suit office project at our Westfield Office Park in Chantilly, Virginia. This is the fifth building in TASC’s campus at the Westfields. Congratulations to our Washington, D.C. team on their first build-to-suit since joining Duke.

Our FAD expenditure ratio continued on a positive trend from 2006. We remained under 100% payout ratio, coming in at 95%. Development activity continues to be solid. We only started $105 million in the first quarter, but this is not unusual from a seasonal standpoint and compares to $159 million last year. The pipeline of projects is strong, and we continue to be confident about our 2007 goal of $1.2 billion of new starts. The pretax margin on our held-for-sale gains was lower than usual for the quarter. We only sold two small projects during the quarter, a build-to-suit office project for the GSA in Chicago, and a small retail center in Indianapolis. We remain comfortable with our 15% to 20% estimated pretax margin on our sales for the year.

We completed the sale of our first Cleveland office portfolio. This portfolio consisted of 900,000 square feet in eight buildings, which were 95% leased. The gross sales price was $141 million, which represents a 7.9% in place cap rate. We obtained a margin of 20% over our gross investment. We have 1.3 million square feet of office properties remaining in Cleveland. These properties are currently 79% leased, with good leasing activity to increase that number. We are finalizing our offering package now and anticipate taking this portfolio to market in May. This will likely result in completing the sale late in the third quarter.

Also during the first quarter, we completed the acquisition of Bremner Healthcare Real Estate. Jim Bremner and his team are on board, integrated, and focused on growing the development pipeline in the healthcare area. Jim is heading up our BremnerDuke Healthcare Real Estate division and reporting directly to me. As part of the acquisition, we acquired the Bremner interest in the properties previously held in our joint venture. This means we now wholly own about $175 million of healthcare properties, including those under development. Our strategy for the properties has been to form a joint venture and sell majority interest in these properties. We have now revised our strategy for these properties, and will hold most of the current properties in future development on our balance sheet.

There are several reasons for this change in direction. First, we like the long-term ownership profile of the properties. Most of our development in this area is medical office buildings on hospital campuses. These properties generally have long-term leases with hospitals for a significant portion of the property. Any remaining space is leased on a long-term basis by physician groups who are practicing at the hospital. And our development yield on these properties are averaging a solid 9% to 9.5%. Second, our customers want continuing ownership by the developers of their properties. And finally, with the integration of the Bremner team, we can leverage our operating platform and systems to lease and manage these properties on a long-term basis. The pipeline of new opportunities in the healthcare arena continues to grow. We have great activity throughout the country. We look for healthcare development to be a significant contribution to our future growth.

We continued our market expansion during the first quarter. In February, Steve Palmer joined us in Southern California. Steve has over 25 years of experience in the Southern California real estate markets. Steve’s initial focus will be to acquire some bulk industrial land sites in the Inland Empire so we can begin development in that area. We are pleased to have Steve and his experience in that market on board.

We’d also like to point out a couple of enhancements that we’ve made to the supplemental package this quarter. First, you’ll notice on page 11 that we have consolidated the calculations of earnings per share, FFO, and FAD per share onto one page. Second, we’ve added detailed information on

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

our development pipeline, including project name, product type, location, ownership percentage, square footage, and occupancy percentage on page 32.

As we noted in our press release yesterday, we are maintaining our guidance of $2.62 to $2.76 per share for 2007 even with our outperformance in the first quarter. As I noted earlier, a good portion of this outperformance was the result of timing of closings on land sales. One other factor in our guidance is our change in strategy on our healthcare properties. We originally anticipated about $0.05 of net gain from the sale of those properties during 2007. With our decision to hold these properties for long-term value creation for our shareholders, we will not realize these gains this year. Even with this decision, we’re maintaining the same guidance because we’re confident in our outlook for the remainder of 2007. Thanks again for joining the call. And now we’ll open it up for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Steven Rodriguez, Lehman Brothers.

STEVEN RODRIGUEZ  — LEHMAN BROTHERS - ANALYST

I was wondering if we can talk about the tax margins. I know you mentioned it earlier, but the quarter we saw margins near 30%. And you’re expecting it to come back down 15% to 20%. Was there anything there in why it was higher than expected?

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

No. Hi, Steve, it’s Matt Cohoat. In the first quarter, these were really just outright sales. And we still expect to, over the course of the year to some of our largest property sales, which will be concentrated in the fourth quarter, to be done through joint venture activity or other tax — other more tax efficient manners that will bring that overall average back down into that 16% to 20% effective tax rate range.

Steven Rodriguez  — Lehman Brothers - Analyst

Okay. And staying on the dispositions, your overall gross margins were pretty low, also. I know it’s a pretty small sample in the first quarter. But are you expecting these margins to come back up to 20% or so?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes, as I mentioned in my remarks, there was just two small sales, a GSA building in Chicago, and a little b-shop retail center here in Indianapolis. And we do expect — our guidance for the year was in the 15% to 20% pretax range. And we feel very comfortable with that today.

Steven Rodriguez  — Lehman Brothers - Analyst

Okay. And my last question is on land sales. You guys had approximately $10 million in the first quarter and I believe guided around $25 million over the course of the year. It seems like you’re staying with that $25 million, but are you guys expected to be a little more backsided during the year?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, we had one significant sale in the first quarter. We actually had a couple. The first one was one that we anticipated being a piece of industrial ground that we sold down in Coral Springs, Florida, that we knew was coming, and it closed in late January. And then we had another land sale that we — in the first quarter that we did recognize a little bit greater gain and accelerated it. And that was on the closing of a piece of ground on the office side in Cleveland. So again, we — there’s a number of smaller transactions included in our estimate for the year, which we’ll be closing throughout the year, mostly later in the year. So today we feel comfortable still with that overall guidance on land sale gains.

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Steven Rodriguez  — Lehman Brothers - Analyst

Okay. Thank you very much.

Operator

Sloan Bohlen, Goldman Sachs.

Sloan Bohlen  — Goldman Sachs - Analyst

I noticed on your same-store operating expenses, especially on the bulk industrial, they popped up quite a bit. Could you guys talk about what’s driving that?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes, it’s really a — main factor is just first quarter weather related costs, a lot of it is snow removal costs that we have. This year they were much greater than we had last year. And particularly when you’re talking about smaller operating expenses in some of the — on a per square foot basis, a blip in the snow removal can move it up pretty much. So that was the main item.

Sloan Bohlen  — Goldman Sachs - Analyst

Okay. And then on your development pipeline, on your amount of leasing that you’ve done on your held for rental deliveries in 2007, it only climbed from, I think 9% last quarter to 13% now. Is that on pace?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes, it is. We monitor that and look at our comparison to budget. And in general — to our original pro forma, if you will. And in general, we’re right on track. We just have, as I’ve mentioned in previous quarters, a few large buildings on the industrial side that are in that pipeline, that for the most part these days, we’re doing a lot of single tenant leasing, even on these large buildings. So it just takes one lease to fill the building. But you never know exactly when that lease is going to come. But we still feel very comfortable with the leasing activity on that pipeline.

Sloan Bohlen  — Goldman Sachs - Analyst

Okay. And this is the last question. Sort of reflecting on Liberty’s comments on their call. They were saying that they were a little bit more cautious given slowing in the U.S. economy. Kind of read into that that maybe they were a little bit skittish on developing in Phoenix and Houston. Are you guys still comfortable with your positions there and moving forward?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes, we’re very comfortable. We have three projects under development in Houston right now. We have one suburban office building of about 160,000 square feet that’s under construction, will be delivered late this year, that there’s good discussions on. We have two industrial buildings on the north side. One by the airport and one northwest, that again, we have good discussions on. So we’re not concerned at all. As you know, we did buy the land parcel in Phoenix, our industrial land parcel. And closed on that in the fourth quarter last year. And we’re now studying development, but I believe we’ll start a project there this year.

Sloan Bohlen  — Goldman Sachs - Analyst

Okay. Great. Thanks a lot, guys.

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Operator

Lou Taylor, Deutsche Bank.

Lou Taylor  — Deutsche Bank - Analyst

Denny, can you just talk a little bit about your [biggest two] starts this year in terms of how they break down in terms of bulk, service, medical, office, and then held for sale and held for rental.

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, obviously, Lou, I can’t give you exactly, because we haven’t started all those yet. But today I would say that particularly in light of our decision that we conveyed today to hold on to the medical, I would start with saying that probably about 30% to 35% of those will be held for sale. The rest of them now I think will be held for rental. And then today, obviously, on a dollar value basis, the office is larger. In the last couple of years our office starts have been a higher percentage. I would anticipate that to continue this year. So looking at say 35% to 40% office, 30% industrial, and probably 20% medical, I think the retail will be down just a little bit this year because we started two major projects last year that we’re trying to wrap up this year. So I think the retail will be down a little bit from where it was last year. So that would be my best guess as of today.

Lou Taylor  — Deutsche Bank - Analyst

Okay. And then secondly, with regards to dispositions other than say Cleveland and your held for sale properties, I mean held for sale in terms of development pipeline, do you envision much in the way of dispositions?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, we — our original guidance assumed we’d sell between $500 million and $600 million of held for rental properties this year. And of that total, about $350 million, $375 million was Cleveland. We still — assuming we successfully complete the second Cleveland sale, which we have no reason to believe we won’t right now — I think we’ll be right in that range, somewhere between $500 million and $600 million. There’s a few other projects on the list. We’ve had a couple unsolicited offers on some properties that we feel the pricing is very good. So we’re planning on moving forward on that. So I think it’ll be in that range.

Lou Taylor  — Deutsche Bank - Analyst

Thank you.

Operator

Matt Ostrower, Morgan Stanley.

Matt Ostrower  — Morgan Stanley - Analyst

Just in terms of the fundamentals in the portfolio, you addressed a couple things that changed verses your expectations, particularly on the external growth side. But operating wise, would you say that maybe with the exception of the same-store growth, the expense growth because of the weather stuff, were the other operating metrics and sort of the overall performance of the portfolio basically in line with your expectations?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Bob Chapman, you want to take that one for Matt?

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Bob Chapman  — Duke Realty Corporation - Senior EVP,  Real Estate Operations

Well, I’ll tell you, I’ll take a stab at it. I think overall we’re pretty much on line, Matt, with — on our development and on our occupancies. As Denny mentioned earlier, the industrial, because we are in some cases, as I refer, elephant hunting with these bigger buildings and looking for bigger prospects, that has down ticked a little bit the occupancy on the industrial side. But there’s still plenty of elephants out there. And on the office side, there continues to be great momentum on the office side throughout the country. As Denny mentioned, we signed three big leases across the country. So I’d say the fundamentals are still very strong.

Matt Ostrower  — Morgan Stanley - Analyst

Okay. And then in terms of Bremner, I didn’t hear you talk about price as a potential change — as a potential motivator for your change in strategy there. Is that fair that price wasn’t a factor? And what do you think you would have gotten, cap rate-wise, for assets like that?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, I would say Matt, I think that I do think there’s a little bit of disconnect in the pricing on the medical today. I’m not sure that people are recognizing what we would consider to be the full value of those properties. There seems to be some ongoing confusion on healthcare properties as to what rental [screens] could be affected by Medicare and Medicaid versus those that aren’t. And the projects that we’re doing are generally not affected by those at all. And I think, again, as I mentioned, with the long-term leases and just the quality of the tenants that we have in those buildings, we’re very comfortable with them. And we think they should be probably demanding a little bit better cap rate than they’re getting in the market today. But having said that, we didn’t fully market them. But some ideas that we had, we would have probably been in, I would say the — somewhere between 6.5% and 7.25% range on most of those dispositions.

Matt Ostrower  — Morgan Stanley - Analyst

Are there any other parts of the asset markets where you think there’s that kind of a disconnect? I mean obviously it wouldn’t be about Medicare and Medicaid. But are there any other factors like that?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

There doesn’t really seem to be. I mean, the cap rates, they continue to hold the bottom, if you will, on industrial, and then I also think on retail, in particular, on the properties that we’re selling there the cap rates are still very low. We haven’t sold a lot of office product other than to Cleveland. So I don’t have as good a handle. But on the office properties we have sold in our held for sale portfolio, we’ve gotten very, very good cap rates on those also.

Matt Ostrower  — Morgan Stanley - Analyst

Okay, and then lastly on G&A. You guys had given guidance, I think if I read it right, $8 million to $9 million per quarter in ‘07, with the first quarter being 20% to 25% higher. But even when you build all that together, it looks like you were still $2 million higher than that guidance — that guidance would have suggested. Am I reading that right? And if so, what’s the explanation?

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

Hi Matt. It’s Matt Cohoat. Those were kind of rough estimates as we were putting it together. We’re actually right on budget and right with what we expected in the first quarter. And it’s right in line with where we were last year. And we’re still very comfortable that we’ll be for the year in that middle 30s range. 30 — I think our range is 33 to 38, in the midpoint of that range. We’re very comfortable in that for the year.

Matt Ostrower  — Morgan Stanley - Analyst

Okay. Thank you.

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Operator

Ross Nussbaum, Banc of America Securities.

Ross Nussbaum  — Banc of America Securities - Analyst

I’m here with Mitch [Germaine]. I appreciate the new disclosure on page 32 on the development pipeline, but this may be one of those be careful what you’ve asked for situations. Can you help me get my arms around the preleasing percentages on the held for rental? The second quarter ‘07 deliveries are only 28%, third quarter 7%. Can you maybe walk through where you are with leasing on those at this point?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes. And quite honestly, Ross, that’s the same question that I posed to these guys when they wanted to put this in here. Because I think there are some good things about this schedule, but it can raise a lot more questions than it answers. But this would be very typical, I would say, of where — in today’s market where our development pipeline would be. That we’d be in the — most of these projects, looking at the held for rental, where all these projects were started on a speculative basis with the exception of Medical Arts Two building, which was partially preleased when we started that. So when you start projects on a speculative basis, if you’re at 35% to 50% leased when you put those projects in service, that would be right on what we would pro forma for those. So we’re very comfortable with those. There’s good activity on all of them. And the biggest one there at the bottom, the One West in Indianapolis, that’s an office building here at our Parkwood Crossing, our first building in the expansion on the west side. And very typical for the last four years, we’ve built one building a year and leased it up. And they were all started on a speculative basis. So we’re very comfortable with that, and we’ll move through that leasing.

On the held for sale properties, many times those are build-to-suit. But in a couple areas today, we are doing a little bit of speculative held for sale. And just a couple I’d point out, the first one on the Washington, D.C. portfolio, we keep those in held for sale because our partner on that portfolio, Eaton Vance, has an option to purchase those upon completion. The two others — well, the AllPoints at Anson building is in our joint venture with Browning Investments here in Indianapolis. So we also put that in the held for sale, even though we’re doing that on a speculative basis. We’ve got a small office building in Chicago that’s in the submarket where we exited, but we had some land. So we’re going to sell that building when we lease it.

As you know, on the office product in Dallas, it’s our plan to sell those projects. So that’s the Duke Bridges. The reason the DFW Airport One is in there, that is on a ground lease at the airport in Dallas. Generally speaking, we’d want to hold the industrial in Dallas, but because of the ground lease, we’re going to sell that one. The Proctor and Gamble is in our National Development Group and that’s out in — outside Kansas City. So that has been our intention all along. That one’s 100% leased. And then in Park 55 in Chicago, we have a speculative industrial project. And the reason we have that in our held for sale is with the competition down in that submarket today, the development yields on those properties are only in the 6.75% to 7% range. So we’ve made the decision to sell some of those properties up in Chicago. So there’s always a different reason for every one.

Ross Nussbaum  — Banc of America Securities - Analyst

Okay. Can you just remind me from an accounting standpoint, once you get — are you getting the COs on these in these quarters that you’ve put on the page? And then do you stop capitalizing the interest? How is that working?

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

The interest is — we do get the CO when it’s placed in service. The accounting is such that we continue to capitalize interest on a project until — defer up to one year after it’s in service.

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

That’s not interest.

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

Pardon? And then on the — or until it’s 90% leased. And that’s just on the vacancy portion of the project.

Ross Nussbaum  — Banc of America Securities - Analyst

Okay. So even though, for example, these projects that are showing 7% vacant in the third quarter, that’s not as if it’s going to come on at a negative cap rate in terms of an FFO impact?

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

That’s correct. What we do is we underwrite the projects and provide our yield estimates based upon an 18-month or greater lease-up period. And so to the extent we’re beating those, we’re actually going to be bringing them on at a more accretive level than we had originally underwritten.

Ross Nussbaum  — Banc of America Securities - Analyst

And our underwriting assumes 12 to 18 months for stabilization?

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

Closer to that — 15 to 20 months. (inaudible) totally stabilizes.

Ross Nussbaum  — Banc of America Securities - Analyst

Thanks.

Operator

Michael Bilerman, Citigroup.

Michael Bilerman  — Citigroup - Analyst

John [Witts] on the phone with me as well. On the developments, how much do you have currently sitting on the books that’s ready for sale product?

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

Well, if you look at our value creation pipeline in the package, our supplemental package on page 30. In our properties held for sale, we currently have $762 million of properties. And then if you compare that to the held for sale on 31 that’s in our under construction pipeline of 564, the difference, which is a couple hundred million, is actually in-service and ready for marketing and sale.

Michael Bilerman  — Citigroup - Analyst

And ready for marketing and sale. Okay, and then Denny, you talked about $0.05 of gains that you’re not going to get by not selling off some of the Bremner developments. Where is that being made up from?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Well, we’re actually going through that right now. But we think we’ll make up a little bit in land sales. We think we’ve got some additional gain in the properties that we are going to sell this year that are going to pick up part of that. And then we think the operations will probably be a little bit higher. So it’s coming from several different places.

Michael Bilerman  — Citigroup - Analyst

So you would probably say $0.01, $0.015 from each?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

That’s probably about right.

Michael Bilerman  — Citigroup - Analyst

Okay. Can you talk about the amount of — what was the gross land — you talked about the gain, I think it was about $14 million. What was that on the basis of?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Let’s see. We’re getting — I’ll try to get you that number. But in general, we’re getting around a 20% to 30% margins overall basis on these property — on these land sales.

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

Yes, that was probably on about $50 million to $55 million of sales, I think is the number for the quarter.

Michael Bilerman  — Citigroup - Analyst

And as you start to think about year-to-year FFO growth, it sounds like by bringing the Bremner assets wholly owned and held for rental, that the held for sale pipeline is going to be smaller than it had been this year and maybe in years past, that as you eat through that $150 million of non-core land generated in the land sales, that the land sale gains may not be as robust, let’s say in ‘08 and ‘09. Have you started to contemplate what happens to FFO growth as you look forward a couple of years as you’re sort of doing these portfolio activities?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, we think by holding these properties at a great yield that we’re getting on those medical properties, that that will start adding to our property operations FFO as we go forward. We’ve always said, Michael, that it wasn’t our intent to do like some of our — the other peer group companies, and be at a point where 40% to 50% of our income was coming from development gains, et cetera. We’d like to keep that in the 10% to 15%, maybe 20% some years, range that we’ve always kept it. We like holding good properties. If we think the properties are going to be good long-term properties with good growth, we love to do that. So it is always our strategy to hold a good property if we can get the right yield on them.

Michael Bilerman  — Citigroup - Analyst

I guess just looking out sequentially year-to-year, in the year that you trend down from a 17% to 20% year, like we’re going to have this year in terms of gains to a more moderate level, it’s going to have a short-term dilutive effect onto your growth. Longer term, I agree with you, it will have — by holding the assets, it will accelerate the growth. I just want to make sure I’m thinking about it the right way.

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Yes, I wouldn’t say we’re anticipating any slow down in our growth under this change of strategy. That’s not our intention, and it wouldn’t be our prediction sitting here today. But having said that, when — clearly, when you are putting a significant portion of your earnings in the sales, if that pipeline slows down for anybody, yes, you’re definitely risking a downturn in the earnings on a year-to-year basis.

Michael Bilerman  — Citigroup - Analyst

All right. The other aspect of the strategy you’d talked about was [summing] up some joint venture funds to take out some of the other developments, I think outside of the healthcare. Healthcare was going to be the first one. Have you re-contemplated that aspect? And can you just give us a sense of where that progress is today?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes. Well, clearly right now we’re not going to look at the healthcare for a while. We’re going to hold those properties. We are working on one that’s in its relatively early stages, although I don’t think this one is going to take a particularly long time for — we’ll call it an industrial take out joint venture. And that’s for, as I mentioned earlier when we were going through that list of development properties, the arrangement we have with our two large industrial joint ventures, development joint ventures the one here in Indianapolis, and the one in Columbus, the arrangement we have with our two large industrial joint ventures — development joint ventures, the one here in Indianapolis at AllPoints and the one at Rickenbacker in Columbus, the arrangement we have with our partners is that we will sell those properties upon completion. And what we want to do is to retain probably about a 20% ownership in those, and then — and continue to manage and operate those properties and find an investor for 80%.

And then also, we’d like to do that with some of these industrial projects that are — that are outside of our existing markets. The Proctor and Gamble near Kansas City that I mentioned. So we have a pretty good pipeline already of projects that — to fill that industrial joint venture. And we’re now working with someone to help us begin marketing that package, which will happen sometime this quarter. And we would anticipate that we’ll get that closed sometime in the second half of this year with several properties that are already up and running, and then some of those other ones that you see in that held for sale portfolio on the industrial side.

Michael Bilerman  — Citigroup - Analyst

And so you still feel comfortable that you’ll be able to minimize most of the tax associated with the sales, so that your after tax margins will come in, albeit at a little bit higher level because you’ve minimized the tax?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes, we do.

Michael Bilerman  — Citigroup - Analyst

Okay. Can you just walk through in terms of the guidance for the second quarter, what you’ve embedded there for development, profits, net of tax, and the land sales?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, we have a very — I think very little gain on the sale of the properties included in the second quarter. The land sales, as I mentioned earlier, we had two relatively big ones. One in particular for the — during the first quarter. And I think most of the rest of them during the year are balanced out a little bit, and they’re smaller. So that’s why it’s not a larger number. As we said in — at our conference in New York, the bulk of our held for sale property gains this year will occur later in the year, mostly in the fourth quarter.

Michael Bilerman  — Citigroup - Analyst

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FINAL TRANSCRIPT

Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Okay. Thank you.

Operator

Michael Knott, Green Street.

Michael Knott  — Green Street Advisors - Analyst

Question on the medical office strategy. Should we expect Duke over the next couple of years as you pursue this strategy, to start building up more of a national platform in most of your existing markets in this product type?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Clearly, Michael, we will be doing this on a national basis. It’s — when you look at this business, it’s a little bit different business than our regular industrial and suburban office. Those are clearly market driven. In other words, we have a presence in a city, and we’ll build buildings there and try to do build-to-suits, but a lot of speculative product. On the healthcare side, it’s really very relationship driven, with working with hospital systems that need development and want to do business with our group. And so we will — some of the development will be in our existing cities. But I think you’ll also see some development outside our existing cities, which is — has occurred already in this venture. But we will be pursuing this on a national basis. Jim and his team are in the process of setting up regional operations in each of our regional — our regional hub cities, and working on development throughout those regions.

Michael Knott  — Green Street Advisors - Analyst

Okay. And can you remind us what your targeted development yields are on these projects?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, as I said, so far the average — we’ve been averaging between 9% and 9.5% return on our costs. And we — it depends on the market and the hospital system. But I would say today with what we’re seeing that we should definitely be between 8.5% and 9.5%.

Michael Knott  — Green Street Advisors - Analyst

And does this change in strategy (inaudible) develop these types of properties? Does it have no impact on that side?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

I’m sorry, say that again, Michael. I didn’t quite hear you.

Michael Knott  — Green Street Advisors - Analyst

Sure. Does a change in strategy impact your strategy with the — with respect to how quick you develop these, or the pace of development volume?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, we’ve — the Bremner Group folks now in our Bremner Group are really focused on growing this pipeline. These have a tendency to have a longer incubation period, if you will, from the time you start talking till the time the construction actually starts, which we’ve known for a couple of years. But the group’s very focused on continuing to ramp-up the actual starts in this area.

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Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Michael Knott  — Green Street Advisors - Analyst

Okay. And then switching to bulk industrial, what caused the occupancy decline in, looked like Indianapolis and St. Louis?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

In Indianapolis, we had one lease expiration. It was actually Becton Dickinson was, I think it was about 450,000 square feet. And we did a build-to-suit for them on a third party basis, we started last year, and they moved into that early this year. And so we had that vacancy. I’m sorry, that was actually 311,000, there was another tenant that had vacated earlier. And then we had one other lease termination out at Park 100. But we’ve got very good activity. As a matter of fact, I think that Becton Dickinson building, we’re very close to signing a lease to back fill the whole thing. And then in St. Louis, we had one building go into the stabilized portfolio that’s not yet leased. It’s right at Earth City. It’s about a 250,000 square foot building that we’re still working on leasing.

Michael Knott  — Green Street Advisors - Analyst

And then my last question is what’s your outlook for continued strong rent roll-ups in the bulk industrial side? Do you expect that 7% type number to continue? Or is that — was that sort of an anomaly?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, I would say that 7.5% is probably a little bit of an anomaly. But as I’ve been saying, I do anticipate some rent growth, and continued rent growth on the bulk industrial side. And again, it goes back to the fact that I think that one of the things that’s been sort of stagnating rent growth the last couple of years is the continued decline in cap rates. And today we’re at least, I think starting to see a bottoming of those cap rates, or at least I would say a deceleration of the decrease in the cap rates. And also over the last couple of years, the costs of new development have definitely been increasing. So those two factors combined continue to lead me to believe that we’re going to see some good rent increases on the bulk side over the next couple of years.

Michael Knott  — Green Street Advisors - Analyst

Thank you.

Operator

Chris Pike, Merrill Lynch.

Chris Pike  — Merrill Lynch - Analyst

Was the decision to go on balance sheet with Bremner, was that a concession on your part in getting the deal done in any way?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

No, not at all. Not at all. The — that was completely our decision going forward because, again, we like the product type. And once we did the complete acquisition of Bremner, it just got rid of different goals, if you will, long-term goals, so we could make the decision on own. I will say that Jim Bremner is fully supportive of it. He is extremely bullish on the product type going forward. Jim, operating as a private company from a capital standpoint, his mode of operation prior to hooking up with us was to sell the properties. And that was the right thing to do as a private company. He’s still, and now we, still manage basically all of the projects that he’s ever developed. So he’s very bullish, we’re very bullish. And it really had nothing to do with the terms of the acquisition.

Chris Pike  — Merrill Lynch - Analyst

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FINAL TRANSCRIPT

Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Okay. And I guess I didn’t catch it in the quarterly this time around, but the term fees, were there any term fees in the quarter?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes, we had some termination fees that were, I think probably slightly higher than what most people were projecting.

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

We’re a little over $3 million worth of termination fees. And the really good news is that we’re concentrated in a couple of buildings and in a couple of markets where we’ve got pretty good embedded mark to market increases. So they’re very offensive terminations for us.

Chris Pike  — Merrill Lynch - Analyst

Matt, I thought there was disclosure in the supplemental about — maybe I just missed it.

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

It’s in there on page 14, I think.

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Just to put that in perspective, we were estimating about — .

Chris Pike  — Merrill Lynch - Analyst

Okay. Got it.

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

So our top end was about $10 million for the year and we did a little over $3 million in the first quarter.

Chris Pike  — Merrill Lynch - Analyst

Okay. And I guess if you look on page 20, where you guys — you’ve moved back to the year-over-year change in revenue and same-store operating expenses and NOI over the last couple of quarters. I guess, is it fair — is it a fair observation if you look at those TTM trends in suburban and service over the last couple of quarters, they’ve kind of decelerated on a trailing 12-month basis. Is that a fair observation?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Oh, clearly, Chris. We’ve been saying that last year we had very high same-store growth, sort of the last 12 to 18 months because of the occupancy increases. Our guidance for the full year of ‘07 is in the 1% to 3% same-store growth range, which is closer to where we were on the first quarter basis.

Chris Pike  — Merrill Lynch - Analyst

And I guess if — once you shed Cleveland, do you expect that trend to, I don’t know, inflect in any way for the suburban office?

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FINAL TRANSCRIPT

Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, I could pretty much guarantee you we’re not getting a lot of same-store growth in Cleveland. But having said that, Cleveland is not — even the remaining portfolio in Cleveland is not big enough to make a significant impact on the overall.

Chris Pike  — Merrill Lynch - Analyst

Okay. Thanks a lot.

Operator

James Feldman, UBS.

James Feldman  — UBS - Analyst

Can you just talk a little bit about the supply conditions nationally? And any markets that cause you more concern than others?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, I will — I’ll start out on that and then let Bob Chapman chime in. We’re not really overly concerned about the supply side. I think if you look at — if there’s anything that’s causing a little bit of slow down, it’s probably a little bit of demand on the bulk industrial, which I said appeared to be slightly slower to us. But the supply side on the industrial side (inaudible) and we also haven’t really seen any excess building on the office side either, in really any of our markets. So we’re not concerned about the supply. Bob, is there any markets that you would disagree with that in?

Bob Chapman  — Duke Realty Corporation - Senior EVP,  Real Estate Operations

Well, I’d say a couple where there’s maybe some yellow caution flags. One is here in Atlanta and then the other is Chicago. But it’s not — if you look at the trends, they’re not way out of whack with what’s been built historically. As Denny said, it’s just on the demand side. The demand in ‘06 in Atlanta was maybe 60% or 70% of what it was the year before. So at this point, we don’t see any, as Denny mentioned, any real red flags. There’s a couple of yellow flags, maybe.

James Feldman  — UBS - Analyst

Do you get the sense that you’re — that maybe local developers in some of these markets are getting ready to ramp up? And 12 to 24 months from now it’s a different story?

Bob Chapman  — Duke Realty Corporation - Senior EVP,  Real Estate Operations

Well — . Go ahead,

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

On the industrial side, the cycle really isn’t that long. It’s only six to 12 months. And the supply in industrial can get back in line in a hurry. But we have no sense that anybody’s getting ready to ramp that up. And then on the office side, that is a longer period. But I can’t think of — in any of our markets where we’re seeing people be very aggressive on the spec office development.

James Feldman  — UBS - Analyst

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FINAL TRANSCRIPT

Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Okay. And the three wholly — the three individual user buildings you leased, where were those tenants coming from?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

They were all three basically expansions of existing tenants. AK Steel is headquartered in Cincinnati. And they needed a new building for their headquarters because of their growth. And then in — as I mentioned in D.C. at our — at Westfields, TASC grew into their fifth building in the Westfields, which they lease on a long-term basis. And then the tenant in Nashville, which we, because of a confidentiality arrangement cannot announce yet even though the lease is signed, was another growing company down there that was expanding, and they took the whole 121,000 square feet on a long-term basis.

James Feldman  — UBS - Analyst

Okay. And then secondly, in terms of the JV decision for the healthcare, can you give us maybe what your IRR is under this strategy versus the prior strategy?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, I’m not quite sure how to answer that because it seems to me you can’t quite get your IRR until you ultimately dispose of something. But here’s the way I look at it. If we’re getting a 9.5% yield on these projects, and we could sell them for let’s make up a number, 7, obviously that’s a great margin of 250 basis points if we put it in the held for sale or in a venture. But the truth is, that’s a great margin on our balance sheet. I mean we’re creating that value for our shareholders long-term by owning that property. And so I look at it as it should be creating value for our shareholders either way. And in many respects, it’s better to hold it on balance sheet from a value creation point of view.

James Feldman  — UBS - Analyst

Well, in addition to that, Denny, there are long-term leases with pretty extensive bumps, 3%, 4% annual increases.

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

That’s right.

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

Yes, and really — and strong cash flow because of the long-term nature of the leases with mitigated CapEx needs over the term of the lease.

James Feldman  — UBS - Analyst

I would just think that having it in a fund would give you higher yield? I guess if it was the near-term. The other question I had is — you had listed four reasons. The third and fourth sound like they would have been the same under both scenarios. . You said customers want developers to own, and then you get the property management fees. Wouldn’t you have had those in a JV

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes. Yes, we could have had those.

James Feldman  — UBS - Analyst

Okay. All right. Any — so it was really just the near-term return?

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FINAL TRANSCRIPT

Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes.

James Feldman  — UBS - Analyst

All right. Thank you very much.

Operator

(OPERATOR INSTRUCTIONS) Michael Bilerman, Citigroup.

Michael Bilerman  — Citigroup - Analyst

Yes, Denny, does — is Jim under any sort of employment agreement? And for how long?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

He is under an employment arrangement. And he will — it’s a three-year arrangement. And in addition, the structure of the deal is that they can earn additional purchase price, if you will, by exceeding certain levels of production over the next three years. So very incented to do well to get the business ramped up for us.

Michael Bilerman  — Citigroup - Analyst

And can you just give us a sense of what the purchase price and what the potential incentive payout may be?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Well, the purchase price, it was — we didn’t specifically disclose it because overall, it wasn’t that material to our Company. But it was — we bought it in really kind of three pieces. One was for the — basically the operation that Jim had built over the years. One was for the existing properties that were in our joint venture. We bought out their 50%. One was for the future development potential. And that’s what we paid initially. And that was in the — I don’t remember the total numbers, Michael, but I’ll tell you it was in the $35 million to $45 million range. Something like that. And then the earnout potential, if they do development over a certain number in the next three years, they can earn a percentage of the development over a base amount. And so hopefully if they do real well, they’ll earn a lot — another significant piece of dough there. If they don’t, then we won’t have to pay them. But we feel very good about them being able to do that. But again, that’s really totally based on how they do over the next three years.

Michael Bilerman  — Citigroup - Analyst

Is there a threshold yield on those developments? Or is it just total production?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

We have total control at our investment committee and board level to approve the projects. So there’s no threshold. But we can turn down any projects also, if we don’t like the yields.

Michael Bilerman  — Citigroup - Analyst

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FINAL TRANSCRIPT

Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

And ultimately, it’s not going to eat too much into that sort of 9.5%? I mean, how — the 9.5% would be gross. How much would it be if the incentives are met?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

I don’t know that we’ve calculated that specifically that way, but I would say it probably knocks 20 to 30 basis points off. Just those projects that are over the threshold.

Michael Bilerman  — Citigroup - Analyst

Just the ones over the threshold.

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes.

Michael Bilerman  — Citigroup - Analyst

Okay. And then, does he have — the employment agreement I think you said was three years. Does he have a non-compete if he leaves after three years?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes. After three years, I don’t believe he does have a non-compete after three years.

Michael Bilerman  — Citigroup - Analyst

So there’s — so if it ends, then he can go and do what he wants?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

Yes, I think he’s got a — any time he leaves, he’s got a 12-month non-compete after that three year period.

Michael Bilerman  — Citigroup - Analyst

Okay. And then just the last thing was just going back to the amount of development that’s on the balance sheet held for sale. It’s about $200 million gross, which may have some of the joint ventures. Do you know what your share of that $200 million is?

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

Those are almost all — actually I take that back. It’s about two-thirds of it is wholly owned, and one-third of it is JV.

Michael Bilerman  — Citigroup - Analyst

And that’s where most — so most of the gains, at least in the short-term, are going to come from that pool of assets that’s on the balance sheet today?

Matt Cohoat  — Duke Realty Corporation - EVP & CFO

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FINAL TRANSCRIPT

Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

Yes, short-term meaning, as we’ve said, later this year. Fourth quarter-ish.

Michael Bilerman  — Citigroup - Analyst

And do you know what the lease percentage of that $200 million of assets is today? The ones that have already been delivered?

Denny Oklak  — Duke Realty Corporation - Chairman & CEO

79%.

Michael Bilerman  — Citigroup - Analyst

Great. Thank you very much.

Operator

Michael Knott, Green Street.

Michael Knott  — Green Street Advisors - Analyst

My question’s been answered. Thanks.

Operator

And at this time, there are no further questions in queue. Please continue.

Shona Bedwell  — Duke Realty Corporation - IR

We want to thank you for joining our call today. Our second quarter call is tentatively scheduled for July 26th at this same time, 3 p.m. Eastern. Thanks, everyone. Have a nice day.

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation, and for using AT&T Executive Teleconference. You may now disconnect.

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FINAL TRANSCRIPT

Apr. 26. 2007 / 3:00PM ET, DRE - Q1 2007 Duke Realty Corporation Earnings Conference Call

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